UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2009

Specialty Underwriters' Alliance, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50891	20-0432760
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 South Riverside Plaza, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 782-4672

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 10, 2009, Specialty Underwriters’ Alliance, Inc., through its wholly owned subsidiary SUA Insurance Company (the "Company"), and the Company's Partner Agent, Risk Transfer Programs, LLC ("RTP" formerly Risk Transfer Holdings, Inc.), entered into an Amended and Restated SUA Insurance Company Partner Agent Program Agreement, which amends and restates the Specialty Underwriters' Alliance, Inc. Partner Agent Program Agreement entered into by and between the Company and RTP on November 3, 2004. In amending and restating the agreement, the Company and RTP agreed to extend RTP's exclusivity by an additional five-year period for the programs and states in which it currently writes business. Except for the extension of the exclusivity period, all other material terms and conditions of the agreement remain the same.

In addition, in a press release dated June 11, 2009, the Company announced the extension of the exclusivity of the Partner Agent relationship with RTP. The press release also describes extensions of the exclusivity of the Partner Agent relationship with American Team Managers Insurance Services, Inc. ("ATM") and AEON Insurance Group, Inc. ("AEON") for additional five-year periods. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. Such extensions with ATM and AEON were also described in Forms 8-K filed with the Securities and Exchange Commission on May 5, 2009 and May 20, 2009, respectively.

The information in the preceding paragraphs, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Specialty Underwriters' Alliance, Inc.

June 11, 2009	By:	/s/ Peter E. Jokiel

Name: Peter E. Jokiel
Title: Executive Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 11, 2009